EQUITABLE

Equitable Financial Life Insurance Company of America

EQUI-VEST® (Series 202)
Combination Fixed and Variable Deferred Annuity
403(b) TSA and 457(b) EDC Application

Mailing Instructions:

Express Mail:
EQUI-VEST New Business
8501 IBM Dr, Suite 150-IR
Charlotte NC 28262-4333

Regular Mail:
EQUI-VEST New Business
P.O. Box 1016
Charlotte, NC 28201-1016

For Assistance, please call 800-628-6673
www.equitable.com

Application No. ______________________

REQUIRED

1. Distributor

(Check One)

☐ Equitable Advisors ☐ Equitable Distributors

2. EQUI-VEST Type *(Check Only One)*

☐ 403(b) TSA Public Schools (K-12)
☐ 403(b) TSA Colleges and Universities
☐ 403(b) TSA 501(c)(3)*
☐ 457(b) EDC Tax-Exempt (Top Hat)
☐ 457(b) EDC Paired-Plan K-12
☐ 457(b) Governmental Employer-Municipal*

* Available for new participants in existing units only.

REQUIRED

3. Employer Information

Employer and/or School Name (Unit Name) ______________________

(Check one)

☐ Existing Plan/Unit Number ______________________ ; or ☐ New Unit (Must complete Unit Establishment Kit)

REQUIRED

4. Annuitant Information *(Fields in Bold are Required)*

A. Personal

First Name ____________ Middle Initial ____ **Last Name** ____________

Social Security Number ____________ **Date Of Birth (mm/dd/yy)** ____________ ☐ **Male** ☐ **Female**

Daytime Phone Number ____________ **Mobile Phone Number** ____________

U.S.A. Primary Residential Address – No P.O. Box Permitted ______________________

City ____________ **State** ____________ **Zip Code** ____________

*If your Mailing Address is different from the Primary Residential Address above, you can provide a Mailing Address here. If you have moved within the last 12 months, please indicate your previous address in **Special Instructions***

U.S Mailing Address, if different than above ______________________

City ____________ State ____________ Zip Code ____________

Email Address ______________________

Would you like to enroll in Equitable's electronic delivery service? ☐ **Yes** ☐ **No**

B. Patriot Act

U.S. Citizen ☐ Yes ☐ No **If Yes check one:** ☐ Valid Driver's License ☐ Passport ☐ State issued ID

If No, Check either: ☐ U.S. Visa (complete below) ☐ Permanent Resident (Green Card)(copy of document required)

Identification/Passport # ____________ Exp. Date ____________

U.S. Visa Type (if applicable) ____________ Occupation ____________

2023EV202-Z X04634 202 TSA/EDC (6/23)
Home Office: 3030 North Third Street, Suite 790, Phoenix, Arizona 85012 Cat. No. 164576 Page 1 of 7

REQUIRED

5. Investment Selection

- You must allocate your initial contribution among the Investment Options below by providing the applicable allocation % for the selected investment options.
- Percentages must be whole numbers and total 100%
- All future contributions will be allocated according to the percentages below unless otherwise instructed by you.
- If you elect any of the Structured Investment Option ("SIO") Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Contract are met.

Asset Allocation

Equitable Allocation

_____% EQ/Aggressive Allocation (18*)
_____% EQ/Aggressive Growth Strategy (9Z*)
_____% EQ/Conservative Allocation (15*)
_____% EQ/Conservative-Plus Allocation (16*)
_____% EQ/Growth Strategy (BF*)
_____% EQ/Moderate Allocation (T4*)
_____% EQ/Moderate-Plus Allocation (17*)

Target Allocation

_____% Fidelity VIP Freedom® 2025 SC2 (BM*)
_____% Fidelity VIP Freedom® 2030 SC2 (BN*)
_____% Fidelity VIP Freedom® 2035 SC2 (BO*)
_____% Fidelity VIP Freedom® 2040 SC2 (BP*)
_____% Fidelity VIP Freedom® 2045 SC2 (BQ*)
_____% Fidelity VIP Freedom® 2050 SC2 (BR*)
_____% Fidelity VIP Freedom® 2055 SC2 (BS*)
_____% Fidelity VIP Freedom® 2060 SC2 (BT*)
_____% Fidelity VIP Freedom® 2065 SC2 (BU*)

Other Asset Allocation

_____% American Funds IS® Asset Allocation (BD*)
_____% Janus Henderson Balanced (BW*)

Large Cap Stocks

_____% 1290 VT Socially Responsible (92*)
_____% AB VPS Growth and Income B (BC*)
_____% EQ/500 Managed Volatility (7M*)
_____% EQ/AB Sustainable U.S. Thematic (BE*)
_____% EQ/Common Stock Index (T1*)
_____% EQ/Equity 500 Index (TE*)
_____% EQ/Fidelity Institutional AM® Large Cap (9K*)**
_____% EQ/Franklin Rising Dividends (9U*)
_____% EQ/JPMorgan Value Opportunities (72*)
_____% EQ/Large Cap Core Managed Volatility (85*)
_____% EQ/Large Cap Growth Index (82*)
_____% EQ/Large Cap Growth Managed Volatility (77*)
_____% EQ/Large Cap Value Index (49*)
_____% EQ/Large Cap Value Managed Volatility (89*)
_____% EQ/T. Rowe Price Growth Stock (32*)
_____% EQ/Value Equity (81*)
_____% Fidelity® VIP Equity-Income (7S*)
_____% MFS® Massachusetts Investors Growth Stock (8I*)
_____% MFS® VIT Value Svc (BX*)
_____% Multimanager Aggressive Equity (T2*)
_____% Principal VC Equity Income Account (BZ*)

Small/Mid Cap Stocks

_____% 1290 VT GAMCO Small Company Value (37*)
_____% EQ/2000 Managed Volatility (7K*)
_____% EQ/400 Managed Volatility (7L*)
_____% EQ/AB Small Cap Growth (TP*)
_____% EQ/American Century Mid Cap Value (9J*)
_____% EQ/Franklin Small Cap Value Managed Volatility (6E*)
_____% EQ/Goldman Sachs Mid Cap Value (9L*)
_____% EQ/Janus Enterprise (08*)
_____% EQ/MFS Mid Cap Focused Growth (9P*)
_____% EQ/Mid Cap Index (55*)
_____% EQ/Mid Cap Value Managed Volatility (79*)
_____% EQ/Morgan Stanley Small Cap Growth (9Y*)
_____% EQ/Small Company Index (97*)

International/Global Stocks

_____% 1290 VT Real Estate (BB*)
_____% 1290 VT SmartBeta Equity ESG (9C*)
_____% EQ/International Equity Index (TN*)
_____% EQ/International Managed Volatility (7N*)
_____% EQ/MFS International Growth (26*)
_____% EQ/MFS International Intrinsic Value (9R*)

Sector/Specialty

_____% 1290 VT Convertible Securities (9X*)
_____% 1290 VT Natural Resources (BA*)
_____% EQ/MFS Technology (9S*)
_____% EQ/MFS Utilities Series (9T*)
_____% EQ/T. Rowe Price Health Sciences (BI*)

Guaranteed-Fixed

_____% Guaranteed Interest Option (A1*)

Bonds

_____% American Funds Insurance Series® Bond Fund of America (8V*)
_____% EQ/Core Bond Index (96*)
_____% EQ/Core Plus Bond (TH*)
_____% EQ/Intermediate Government Bond Fund (TI*)
_____% EQ/Long-Term Bond Portfolio (BG*)
_____% EQ/PIMCO Total Return ESG (BH*)
_____% EQ/Ultra Conservative Strategy (BJ*)
_____% Fidelity® VIP Investment Grade Bond (BV)

Cash Equivalents

_____% EQ/Money Market (T3*)

Structured Investment Option

Standard 1 Year Segments

_____% MSCI EAFE Standard 1 Year -10% Buffer (X5*)
_____% MSCI Emerging Markets Standard 1 Year -10%Buffer (X9*)
_____% NASDAQ 100 Standard 1 Year -10% Buffer (X7*)
_____% Russell 2000 Standard 1 Year -10% Buffer (X3*)
_____% S&P 500 Standard 1 Year -10% Buffer (X1*)

Standard 6 Year Segments

_____% MSCI EAFE Standard 6 Year -10% Buffer (XF*)
_____% MSCI EAFE Standard 6 Year -20% Buffer (XL*)
_____% MSCI EAFE Standard 6 Year -30% Buffer (XR*)
_____% Russell 2000 Standard 6 Year -10% Buffer (XD*)
_____% Russell 2000 Standard 6 Year -20% Buffer (XK*)
_____% Russell 2000 Standard 6 Year -30% Buffer (XP*)
_____% S&P 500 Standard 6 Year -10% Buffer (XB*)
_____% S&P 500 Standard 6 Year -20% Buffer (XH*)
_____% S&P 500 Standard 6 Year -30% Buffer (XN*)

Annual Lock Segments

_____% MSCI ETF Annual Lock 6 Year -10% Buffer (XX*)
_____% Russell 2000 Annual Lock 6 Year -10% Buffer (XV*)
_____% S&P 500 Annual Lock 6 Year -10% Buffer (XT*)

_____% **Total of all investment options chosen for Contribution Allocations must equal 100%**

* The numbers in parentheses is shown for administrative purposes only.

** Fidelity Institutional AM is a registered service mark of FMR LLC. Used with permission.

2023EV202-Z X04634 202 TSA/EDC (6/23)
Cat. No. 164576 Page 2 of 7

6. Contribution Amount
If a payment will be forwarded at a later date, you must complete 5A and, if applicable, 5B.
A. Expected First Year Contribution (Excluding Direct Transfers/Rollovers):
REQUIRED
Expected Monthly Contribution (Check only one) Expected Annual First Year Contribution
$250 $500 $1,000 Other $
B. Expected Direct Transfers/Rollovers: $
(i) Is this from a 401(k) Planfi Yes No
7. Asset Rebalancing Election
By completing this section, you are electing to have Asset Rebalancing established for your contract. Based on your selections, your account value will be reallocated to the Investment selections you indicated in Section 4. Your Investment selection cannot exceed 20 options and cannot include any SIO segment holding accounts. If you wish to select SIO segment holding accounts for your Investment selection in Section 4, do not complete this section. Please work with your financial professional to complete a separate form to establish Asset Rebalancing after your contract has been issued.
I want to enroll in the Asset Rebalancing program. (If elected, please choose either option I or II below)
Option I — Only the variable investment options will be included in the Asset Rebalancing program.
Option II — The variable investment options and the GIO will be included in the Asset Rebalancing program.
Frequency of Rebalancing (select one frequency only.)
All Asset Rebalancing transactions will be processed on the first business day of the month based on your selection. Asset Rebalancing transactions cannot begin in the current month or retroactively.
A. Calendar Quarter—If you choose calendar quarter, please indicate the quarter to begin the first Asset Rebalancing transaction: January April July October B. Semiannual C. Annual If transaction: you choose Semiannual or Annual, please indicate any future month and the year to begin the first Asset Rebalancing
Month (mm) Year (yyyy)
8. Special Dollar Cost Averaging (Special DCA)
Only available for direct transfer and rollover contributions. You may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. The Special DCA allows you to gradually allocate amounts by periodically transferring approximately the same dollar amount out of the Special DCA to up to 10 investment options. This is an optional feature available under your contract. For additional information, see the prospectus.
To choose the Special DCA, please check the box below and complete the EQUI-VEST® Special Dollar Cost Averaging Election Form. The completed form must be submitted along with this application to our Processing Center.
I want to choose the Special DCA and have included the required form.
2023EV202-Z X04634 202 TSA/EDC (6/23) Cat. No. 164576 Page 3 of 7

9. Beneficiary(ies) Information Please use the Special Instructions section if you have more than four beneficiaries. For individuals, fields in bold are required. If a trust will be designated as beneficiary, you must also provide the full name of the trust and the date the trust was established.
1. Primary
REQUIRED
%
Beneficiary/Trust Name Share Relationship
TIN: S.S.N E.I.N
Date Of Birth/Trust
Address and/or Email Address Phone #
2. Primary Contingent
%
Beneficiary/Trust Name Share Relationship
TIN: S.S.N E.I.N
Date Of Birth/Trust
Address and/or Email Address Phone #
3. Primary Contingent
%
Beneficiary/Trust Name Share Relationship
TIN: S.S.N E.I.N
Date Of Birth/Trust
Address and/or Email Address Phone #
4. Primary Contingent
%
Beneficiary/Trust Name Share Relationship
TIN: S.S.N E.I.N
Date Of Birth/Trust
Address and/or Email Address Phone #

*	If no percentage is indicated, we will consider the shares of the beneficiaries to be equally divided.
10.	Special Instructions

(For beneficiary and/or any other information)
2023EV202-Z X04634 202 TSA/EDC (6/23) Cat. No. 164576 Page 4 of 7

11. Current Insurance and Contract Information A. Replacement:
All questions in the Annuitant and the Financial Professional response columns must be completed and match for the Contract to be issued.
REQUIRED
Replacement Questions Annuitant Financial Response Professional response
1. Does the Annuitant have any other existing life insurance or annuities (If Yes, a State Replacement Form is required by NAIC Model regulation states even if Yes No Yes No you answer No for question 2 below).
2. Will any existing life insurance life insurance or annuity (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied Yes No Yes No for will be issued (If Yes, complete the information below and submit a State Replacement Form and Sales Material Form, if required.
Please list the contract(s) below that will be used to fund this new Equitable contract
1)
Company Type of Plan Year Issued Certificate/Contract Number
2)
Company Type of Plan Year Issued Certificate/Contract Number
3)
Company Type of Plan Year Issued Certificate/Contract Number
B. Contract State:
We will issue and deliver a contract to you based upon your state of primary residence. If you sign the application in a state other than your primary residence state: I acknowledge that either (Check one): I have a second residence where the application was signed (the state of sale) or
I work or maintain a business in the state where the application was signed (the state of sale).
12. Broker Transfer Authorization
Yes. I have granted authority to my Financial Professional, who is listed in section 13, to act as my agent and provide to Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct Equitable to act on such instructions. I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, Equitable will terminate the Financial Professional ability to provide transfer instructions on your behalf. Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.
2023EV202-Z X04634 202 TSA/EDC (6/23) Cat. No. 164576 Page 5 of 7

REQUIRED
13. Acknowledgement
BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT:
U • I am applying for an Individual Variable and Equity Index Linked Deferred Annuity;
• I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount.
• Each Segment in the Structured Investment Option provides a rate of return tied to the performance of a specified index. The
Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specific index.
The Annual Lock Performance Cap Rate does not change during the duration of the Annual Lock Segment. The Annual Lock
Segment performance may be different than that of the other segments of a similar duration or that track similar indices.
Amounts withdrawn from the contract may be subject to a withdrawal charge;
All information and statements furnished in this application are true and complete to the best of my knowledge and belief;
Under penalty of perjury, I certify that all Taxpayer Identification Numbers provided are correct;
Equitable may accept amendments to this application provided by my or under my authority;
No Financial Professional has the authority to make or modify any contract on behalf of Equitable, or to waive or alter any of Equitable’s rights and regulations. Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company;
Account value(s) attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount;
The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract;
By signing this application form I acknowledge that I am buying the contract for its features and benefits other than tax deferral, as the tax deferral feature of the contract does not provide additional benefits;
The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Equitable. The Structured Investment Option is not sponsored, endorsed, sold or promoted by SPDJI, S&P or any of their affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the EQUI-VEST contract;
The Structured Investment Option is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such Product or any index on which such Product is based. The prospectus contains a more detailed description of the limited relationship MSCI has with Equitable and any related products;
By signing the enrollment form/application below, I acknowledge that I received the most current prospectus and any supplements for EQUI-VEST (Series 202). I understand that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in Equitable’s Electronic Delivery Service. After reviewing my financial information and goals with my financial professional, I believe that this contract will meet my financial goals. By signing this application, I acknowledge and understand the terms and conditions set forth in this application.
Fraud Warnings:
•__Alabama/Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
__Colorado/District of Columbia/Kentucky/Maine/Tennessee/Washington: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.
__Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony.
__Kansas: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law.
__Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
__Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
__All other states: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.
2023EV202-Z X04634 202 TSA/EDC (6/23) Cat. No. 164576 Page 6 of 7

REQUIRED
13. Acknowledgement Continued.
When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.
Proposed Annuitant’s Signature Today’s Date City State For EDC only (signature of the Owner is required):
Signature of Owner/Trustee Today’s Date
14. Financial Professional Information (Please answer both questions)
A. Did you (i) verify the identity by reviewing the driver’s license/passport of the Annuitant,
(ii) inquire about the source of the customer’s assets and income Yes No B. Is the proposed Annuitant, or is their family a member or close associate, as government, political R official or foreign military official Yes No E If “Yes”, Please provide explanation of position and relationship Yes C. Is the Proposed Annuitant currently an Active Duty* Member of the Armed Forces No
(If “Yes”, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE
ARMED FORCES.)
* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.
D. KANSAS ONLY: I/we further acknowledge that this transaction is in accord with the Company’s written statement with respect to the acceptability and appropriateness of replacements. The Question below must be completed to the best of your knowledge.
Will this contract replace or use cash values of an existing life insurance or annuity with this or any other company Yes No
If the annuity being purchased is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please complete the Requirements Questionnaire (which is Equitable’s stat replacement form) If the Contract applied for replaces an existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction.
E. NORTH CAROLINA ONLY: I acknowledge that I have truly and accurately recorded on the application the information provided by the Proposed Owner Yes No
Print Name Signature Date
Firm Name Financial Professional Email Address
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